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                                                                     EXHIBIT 3.4

                      SUBSCRIPTION AGREEMENT - SS. 55(2)(4)



THIS AGREEMENT MADE EFFECTIVE AS OF THE 10th DAY OF OCTOBER, 1996 (the "Effective Date").

BETWEEN:

            OPTIMA PETROLEUM CORPORATION
            Suite 600 - 595 Howe Street
            Vancouver, British Columbia,
            Canada, V6C 2T5;

            (the "Company")

AND:

            QUEENSCLIFF MANAGEMENT LTD.
            Suite 500 - 221 West Esplanade
            North Vancouver, British Columbia
            V7M 3J3

            (the "Purchaser")

WHEREAS:

A. The Purchaser wishes to subscribe for common shares, of the Company (the "Securities");

B. It is the intention of the parties to this Agreement that this subscription will be made pursuant to appropriate exemptions (the "Exemptions") from the registration and prospectus or equivalent requirements of all rules, policies, notices, orders and legislation of any kind whatsoever (collectively the "Securities Rules") of all jurisdictions applicable to this subscription;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the receipt of which is hereby acknowledged, the parties covenant and agree with each other (the "Agreement") as follows:

1. Representations and Warranties of the Purchaser

1.1 The Purchaser represents and warrants to the Company, and acknowledges that the Company is relying on these representations and warranties to, among other things, ensure that it is complying with all of the applicable Securities Rules, that:
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      (a)   in the case of the purchase by the Purchaser of the Securities as principal, the Purchaser is purchasing such Securities as principal for its own account, and not for the benefit of any other person, and is purchasing a sufficient number of Securities such that the aggregate acquisition cost to the Purchaser of such Securities is not less than $97,000, if the Purchaser is a resident of British Columbia, Alberta, Manitoba, New Brunswick, Prince Edward Island, Newfoundland or an International Jurisdiction, or $150,000 if the Purchaser is a resident of Saskatchewan, Ontario, Quebec or Nova Scotia;

      (b) in the case of the purchase of Securities by the Purchaser as agent for a disclosed principal, each beneficial purchaser of such Securities for whom the Purchaser is acting is purchasing as principal for its own account, and not for the benefit of any other person, and is purchasing a sufficient number of Securities so that such beneficial purchaser has an aggregate acquisition cost for such Securities of not less than $97,000, if the beneficial purchaser is a resident of British Columbia, Alberta, Manitoba, New Brunswick, Prince Edward Island, Newfoundland or an International Jurisdiction, or $150,000 if the beneficial purchaser is a resident of Saskatchewan, Ontario, Quebec or Nova Scotia, and the Purchaser is an agent with due and proper authority to execute this Agreement and all documentation in connection with the purchase on behalf of each beneficial purchaser;

      (c) in the case of the purchase of Securities by the Purchaser as a trustee or as agent for a principal which is undisclosed or identified by account number only, each beneficial purchaser of the Securities for whom the Purchaser is acting is purchasing as principal for its own account, and not for the benefit of any other person, and is purchasing a sufficient number of Securities so that such beneficial purchaser has an aggregate acquisition cost for such Securities of not less than $97,000, if the beneficial purchaser is a resident of British Columbia, Alberta, Manitoba, New Brunswick, Prince Edward Island, Newfoundland or an International Jurisdiction, or $150,000 if the beneficial purchaser is a resident of Saskatchewan, Ontario, Quebec or Nova Scotia, and the Purchaser is a trustee or agent with due and proper authority to execute this Agreement and all documentation in connection with the purchase on behalf of each beneficial purchaser;

      (d) neither the Purchaser nor any beneficial purchaser on whose behalf the Purchaser is acting has been formed, created, established or incorporated for the purpose of permitting the purchase of the Securities without a prospectus by groups of individuals whose individual share of the aggregate acquisition cost for such Securities is less than $97,000, if the beneficial purchaser is a resident of British Columbia, Alberta, Manitoba, New Brunswick, Prince Edward Island, Newfoundland or an International Jurisdiction, or $150,000 if the beneficial purchaser is a resident of Saskatchewan, Ontario, Quebec or Nova Scotia;


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      (e)   if the Purchaser and any beneficial purchaser for whom it is acting is resident of an "International Jurisdiction" (which means a country other than Canada or the United States) then:

            (i) the Purchaser is knowledgeable of, or has been independently advised as to, the applicable Securities Rules of the International Jurisdiction which would apply to this subscription, if there are any;

            (ii) the Purchaser is purchasing the Securities pursuant to Exemptions under the Securities Rules of that International Jurisdiction or, if such is not applicable, the Purchaser is permitted to purchase the Securities under the applicable Securities Rules of the International Jurisdiction without the need to rely on Exemptions; and

            (iii) the applicable Securities Rules do not require the Company to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

            the Purchaser will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii) and (iii) above to the satisfaction of the Company, acting reasonably;

      (f) the Purchaser and any beneficial purchaser for whom it is acting is not a "U.S. Person" (as defined under Regulation S made under the United States Securities Act of 1933, which definition includes an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a
            U. S. Person) and the Purchaser understands and acknowledges that the Securities have not and will not be registered under the United States Securities Act of 1933, and, subject to certain exceptions, the Securities may not be offered or sold within the United States;

      (g) the Purchaser acknowledges that the Company is relying on the Exemptions in order to complete the trade and distribution of the Securities and the Purchaser is aware of the criteria of the Exemptions to be met by the Purchaser, including those referred to in the Form 20A attached hereto and, if applicable, the Purchaser meets those criteria;

      (h) the Purchaser acknowledges that because this subscription is being made pursuant to the Exemptions:

            (i) the Purchaser is restricted from using certain of the civil remedies available under the applicable Securities Rules;


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            (ii)  the Purchaser may not receive information that might otherwise be required to be provided to the Purchaser under the applicable Securities Rules if the Exemptions were not being used; and

            (iii) the Company is relieved from certain obligations that would otherwise apply under the applicable Securities Rules if the Exemptions were not being used;

      (i) the Securities are not being subscribed for by the Purchaser as a result of any material information about the Company's affairs that has not been publicly disclosed;

      (j) the offer and sale of these Securities was not accompanied by an advertisement and the Purchaser was not induced to purchase these Securities as a result of any advertisement made by the Company; and

      (k) if the Purchaser is a corporation, the Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, if the Purchaser is a partnership, syndicate, trust or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, and, in either case, upon the Company executing and delivering this Agreement, this Agreement will constitute a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms and neither the agreement resulting from such acceptance nor the completion of the transactions contemplated hereby conflicts with, or will conflict with, or results, or will result, in a breach or violation of any law applicable to the Purchaser, any constating documents of the Purchaser or any agreement to which the Purchaser is a party or by which the Purchaser is bound.

1.2 The Company represents and warrants to the Purchaser, and acknowledges that the Purchaser is relying on these representations and warranties in entering into this Agreement, that:

      (a) the Company is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdiction in which it was incorporated, continued or amalgamated;

      (b) the Company is a reporting issuer in British Columbia, and Ontario and the Company is not, to the best of its knowledge, in material default of any of the requirements of the applicable Securities Rules of those jurisdictions;


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      (c)   the Company's subsidiaries (the "Subsidiaries"), if any, are valid and subsisting corporations and in good standing under the laws of the jurisdictions in which they were incorporated;

      (d) the common shares of the Company are listed and posted for trading on the VSE and TSE and, to the best of its knowledge, the Company is not in material default of any of the listing requirements of the VSE or TSE;

      (e) upon their issuance, the Shares will be validly issued and outstanding fully paid and non-assessable common shares of the Company registered as directed by the Purchaser, free and clear of all trade restrictions (except as may be imposed by operation of the applicable Securities Rules) and, except as may be created by the Purchaser, liens, charges or encumbrances of any kind whatsoever;

      (f) upon their issuance, the Warrants will be validly created, issued and outstanding, registered as directed by the Purchaser, and, upon their issuance, the shares issued on the exercise of the Warrants will be validly issued and outstanding fully paid and non-assessable common shares of the Company registered as directed by the Purchaser, and both will be free and clear of all trade restrictions (except as may be imposed by operation of the applicable Securities Rules) and, except as may be created by the Purchaser, liens, charges or encumbrances of any kind whatsoever;

      (g) the Company and its Subsidiaries, if any, hold all licences and permits that are required for carrying on their business in the manner in which such business has been carried on and the Company and its Subsidiaries, if any, have the corporate power and capacity to own the assets owned by them and to carry on the business carried on by them and they are duly qualified to carry on business in all jurisdictions in which they carry on business;

      (h) to the best of its knowledge, there are no material actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting the Company or its Subsidiaries, if any, at law or in equity or before or by any Federal, Provincial, State, Municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and, to the best of the Company's knowledge, there is no basis therefor;

      (i) the Company has good and sufficient right and authority to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein; and

      (j) to the best of its knowledge, the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the completion of its transactions contemplated under this Agreement will not conflict with, or result


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            in the breach of or the acceleration of any indebtedness under, or constitute default under, the constating documents of the Company or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which the Company is a party or by which it is bound, or any judgment or order of any kind whatsoever of any Court or administrative body of any kind whatsoever by which it is bound.

2. SUBSCRIPTION

2.1 The Purchaser hereby subscribes the subscription funds (the "Subscription Funds") referred to below for and agrees to take up the common shares without par value in the capital stock of the Company (a "Share" or the "Shares") referred to below at a price of Cdn. $3.85 per Share.

2.2 On or before the 10th day of November, 1996, the Purchaser shall deliver to the Company, the Subscription Funds for the Securities subscribed for in the form of cash, solicitor's trust cheque, certified cheque, bank draft, money order or wire transfer payable to the Company. The Company will be entitled to use the Subscription Funds immediately upon the receipt thereof. Pending receipt of Regulatory Approval, the Subscription Funds will be considered a loan from the Purchaser to the Company which will be repaid in full on December 31, 1996 should Regulatory Approval not be obtained by the date specified in paragraph 4.1.

3. COVENANTS, AGREEMENTS AND ACKNOWLEDGMENTS

3.1 The Purchaser covenants and agrees with the Company to:

      (a) concurrent with the execution of this Agreement, fully complete and execute the TSE questionnaire and, if the Purchaser is an individual (which means a natural person, but does not include a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or trust, or a natural person in his capacity as a trustee, executor, administrator or personal or other legal representative), the Form 20A scheduled to this Agreement; and

      (b) hold and not sell, transfer or in any manner dispose of the Shares prior to midnight on the first anniversary of the Effective Date unless the Purchaser has obtained the prior written consent of the TSE to the sale, transfer or disposition, and the sale, transfer or disposition is made in accordance with all applicable Securities Rules.

3.2 The Purchaser acknowledges and agrees that the Shares will be subject to such trade restrictions as may be imposed by operation of the applicable Securities Rules, and the share certificate or certificates representing the Shares will bear such legends as may be required by the applicable Securities Rules and by the rules and policies of the TSE.


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3.3 The Company covenants and agrees with the Purchaser to:

      (a) file the documents necessary to be filed under the applicable Securities Rules, including Forms 20 (or the forms equivalent thereto), within the required time; and

      (b) use its best efforts to obtain Regulatory Approval prior to the deadline referred to herein.

4. REGULATORY APPROVAL

4.1 Notwithstanding any other term of this Agreement, this Agreement and the subscription provided for hereunder are subject to the Company obtaining the approval of the TSE ("Regulatory Approval") by the 22nd day of November, 1996. In the event that Regulatory Approval is not obtained by this date, this Agreement will terminate and be of no further force and effect and the Subscription Funds will be returned to the Purchaser without interest or deduction.

5. CLOSING

5.1 The completion of the subscription contemplated under this Agreement shall occur on or before the tenth business day (the "Closing Date") following the date Regulatory Approval is given. The Company shall deliver to the Purchaser, no later than the Closing Date, a share certificate or certificates representing the Shares to the Purchaser as provided for below by the Purchaser.

6. GENERAL

6.1 For the purposes of this Agreement, time is of the essence.

6.2 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may, either before or after the execution of this Agreement, be reasonably required to carry out the full intent and meaning of this Agreement.

6.3 This Agreement shall be subject to, governed by and construed in accordance with the laws of British Columbia.

6.4 This Agreement may not be assigned by either party hereto.

6.5 This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.


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IN WITNESS WHEREOF the parties have executed this written Agreement effective as of the Effective Date.


The CORPORATE SEAL of                 )
OPTIMA PETROLEUM CORPORATION was      )
hereunto affixed in the presence of:  )
                                      )                          c/s
                                      )
____________________________________  )


TO BE COMPLETED BY THE PURCHASER:


A. NAME AND ADDRESS (NOTE: CANNOT BE A U.S. ADDRESS) The name and address (to establish the Purchaser's jurisdiction of residence for the purpose of determining the applicable Securities Rules) of the purchaser (the "Purchaser") is as follows:


                         Queenscliff Management Ltd.
                         Suite 500 - 221 West Esplanade
                         North Vancouver, B.C. V7M 3J3


B. REGISTRATION INSTRUCTIONS (NOTE: CANNOT BE A U.S. ADDRESS) The name and address of the person in whose name the Purchaser's Securities are to be registered is as follows (if the name and address is the same as was inserted in paragraph A above, then insert "N/A"):

                         N /A
                         _________________________________
                         Name
                         _________________________________
                         Street Address
                         _________________________________

                         _________________________________
                         City and Province
                         _________________________________
                         Country
                                             _____________
                                             Postal Code

C. DELIVERY INSTRUCTIONS (NOTE: CANNOT BE A U.S. ADDRESS) The name and address of the person to whom the certificates representing the Purchaser's Securities referred to in paragraph A above are to be delivered is as follows (if the name and address is the same as was inserted in paragraph A above, then insert "N/A"):

                         N /A
                         _________________________________
                         Name
                         _________________________________
                         Street Address


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                         _________________________________

                         _________________________________
                         City and Province
                         _________________________________
                         Country
                                             _____________
                                             Postal Code


D. SUBSCRIPTION AMOUNT The minimum is Cdn. $97,000 if the Purchaser is a resident (as per the address inserted in paragraph A above) of British Columbia. Alberta, Manitoba. New Brunswick, Prince Edward Island, Newfoundland or an International Jurisdiction, or Cdn. $150,000 if the Purchaser is a resident of Saskatchewan, Ontario, Quebec or Nova Scotia.:

      Subscription Funds:                      Cdn. $1,001,000.

      Number of Securities:                    260,000 Shares

      Note: The number of Securities must equal the Subscription Funds divided by price of Cdn. $3.85 per Security.


TO BE COMPLETED AND SIGNED BY THE PURCHASER:

Queenscliff Management Ltd.
Name of the "Purchaser" - use the name
inserted in paragraph A above.

Per:  /s/ David N. Matheson
      __________________________________
      Signature of Purchaser

         President
      __________________________________
      Title (if applicable)


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